Exhibit 99.1

Digital Realty Announces Pricing of

€600 million of Guaranteed Notes due 2033 and

€800 million of Guaranteed Notes due 2037

Austin, TX – November 12, 2025 – Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today that Digital Euro Finco, LLC, a wholly owned indirect finance subsidiary of the company’s operating partnership, Digital Realty Trust, L.P., priced an offering of €600 million aggregate principal amount of 3.750% Guaranteed Notes due 2033 (the “2033 Notes”) at a price of 99.935% of the principal amount and €800 million aggregate principal amount of 4.250% Guaranteed Notes due 2037 at a price of 99.364% of the principal amount (the “2037 Notes” and, together with the 2033 Notes, the “Euro Notes”).

The Euro Notes will be senior unsecured obligations of Digital Euro Finco, LLC and will be fully and unconditionally guaranteed by the company and the operating partnership. Interest on the 2033 Notes will be payable annually in arrears at a rate of 3.750% per annum from and including November 20, 2025 and will mature on January 15, 2033. Interest on the 2037 Notes will be payable annually in arrears at a rate of 4.250% per annum from and including November 20, 2025 and will mature on November 20, 2037. Closing of the offering is expected to occur on November 20, 2025, subject to the satisfaction of customary closing conditions.

The company intends to allocate an amount equal to the net proceeds from the offering of the Euro Notes to finance or refinance, in part or in full, new and/or existing projects consistent with Digital Realty’s Green Bond Framework, including the development and redevelopment of such projects. Pending the allocation of the net proceeds of the Euro Notes to such projects, all or a portion of an amount equal to the net proceeds from the Euro Notes may be used to temporarily repay borrowings outstanding under the operating partnership’s global revolving credit facilities, acquire additional properties or businesses, fund development opportunities, invest in interest-bearing accounts and short-term, interest-bearing securities which are consistent with the company’s intention to qualify as a REIT for U.S. federal income tax purposes, and to provide for working capital and other general corporate purposes, including potentially for the repayment of other debt, or the redemption, repurchase, repayment or retirement of outstanding equity or debt securities, or a combination of the foregoing.

The Euro Notes are being sold only outside the United States in reliance on Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Euro Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Euro Notes, nor shall there be any offer, solicitation or sale of the Euro Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the timing and consummation of the offering of the Euro Notes and the expected use of the net proceeds. The company can provide no assurances that it will be able to complete the offering on the anticipated terms, or at all. For a further list and description of such risks and uncertainties, see the company’s reports and other filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2024 and the Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Reg S Statement

This communication is not an offer to sell or a solicitation of an offer to buy securities of Digital Realty Trust, Inc. or its subsidiaries. The securities have not been and will not be registered under the Securities Act, or with any securities regulatory authority of any state or other jurisdiction of the United States. Consequently, the securities may not be offered, sold, resold, transferred, delivered or distributed, directly or indirectly, into or within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable securities laws of any state or other jurisdiction of the United States. Any offering of the securities will be conducted pursuant to Regulation S under the Securities Act.

Notice to EEA Investors

The Euro Notes are not intended to be offered, sold or otherwise made available to and, with effect from such date, should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling any in scope instrument or otherwise making such instruments available to retail investors in the EEA has been prepared. Offering or selling the Euro Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This communication has been prepared on the basis that any offers or sales of Euro Notes in any Member State of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers or sales of Euro Notes. This communication is not a prospectus for the purposes of the Prospectus Regulation.

Notice to UK Investors

This announcement is for distribution only to, and is directed at, persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This announcement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this announcement relates is available only to relevant persons and will be engaged in only with relevant persons.

The Euro Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Euro Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Euro Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Relevant stabilization regulations including FCA/ICMA apply. Manufacturer target market (MIFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

Investor Relations

Jordan Sadler / Jim Huseby

Digital Realty

(415) 275 5344

InvestorRelations@digitalrealty.com